                                                                   EXHIBIT 11.1

                           SEAGATE TECHNOLOGY, INC.

                      COMPUTATION OF NET INCOME PER SHARE

                                                          YEAR ENDED
                                                  -----------------------------
                                                  JUNE 27, JUNE 28,    JUNE 30,
                                                    1997     1996        1995
                                                  -------- --------    --------
                                                   (IN THOUSANDS EXCEPT PER
                                                         SHARE DATA)
PRIMARY
Weighted average number of common shares
 outstanding during the year.....................  233,562  199,738     190,630
Incremental common shares attributable to
 exercise of outstanding options (assuming
 proceeds would be used to purchase treasury
 stock)..........................................    7,481    7,138       4,900
                                                  -------- --------    --------
    Total shares.................................  241,043  206,876     195,530
                                                  ======== ========    ========
Net income:
  Income before extraordinary gain............... $658,038 $213,261    $312,548
  Extraordinary gain, net of tax effect..........      --       --        6,171
                                                  -------- --------    --------
    Net income................................... $658,038 $213,261    $318,719
                                                  ======== ========    ========
Net income per share:
  Income before extraordinary gain............... $   2.73 $   1.03    $   1.60
  Extraordinary gain, net of tax effect..........      --       --          .03
                                                  -------- --------    --------
    Net income................................... $   2.73 $   1.03    $   1.63
                                                  ======== ========    ========
FULLY DILUTED
Weighted average number of common shares
 outstanding during the year.....................  233,562  199,738     190,630
Incremental common shares attributable to
 exercise of outstanding options (assuming
 proceeds would be used to purchase treasury
 stock) and conversion of 6%, 6 1/2% and 5%
 convertible subordinated debentures.............   24,799   36,534(a)   56,512
                                                  -------- --------    --------
    Total shares.................................  258,361  236,272(a)  247,142
                                                  ======== ========    ========
Net income:
  Income before extraordinary gain............... $658,038 $213,261    $312,548
  Add 6 3/4% convertible subordinated debentures
   interest, net of income tax effect............      --     7,487      11,240
  Add 5% convertible subordinated debentures
   interest, net of income tax effect............    4,376    8,228       8,448
  Add 6 3/4% convertible subordinated debentures
   interest, net of income tax effect                5,663      -- (a)    8,340
  Add 6 1/2% convertible subordinated debentures
   interest, net of income tax effect............    6,465      -- (a)   12,012
                                                  -------- --------    --------
  Income before extraordinary gain, as adjusted..  674,542  228,976(a)  352,588
  Extraordinary gain, net of tax effect..........      --       --        6,171
                                                  -------- --------    --------
  Net income, as adjusted........................ $674,542 $228,976(a) $358,759
                                                  ======== ========    ========
Net income per share:
  Income before extraordinary gain, as adjusted.. $   2.61 $    .97(a) $   1.43
  Extraordinary gain, net of tax effect, as
   adjusted......................................      --       --          .02
                                                  -------- --------    --------
    Net income................................... $   2.61 $    .97(a) $   1.45
                                                  ======== ========    ========
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(a) The assumed conversion of the Company's 6 1/2% and 6 3/4% convertible subordinated debentures has been excluded because they produce an anti-
    dilutive result.

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